Exhibit 99.1

MAX RE ESTIMATES NINE MONTHS 2005 RESULTS

Hamilton, Bermuda, October 7, 2005 — Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH)
today announced that it expects to report Net Income for the nine months ended September 30, 2005 between $10 million and $20 million.

These results include an estimated negative impact on earnings of $90 million from Hurricane Katrina, which is at the high end of the Company’s previously announced range of $60 million to $90 million, and an estimated negative impact on earnings of $20 million from Hurricane Rita.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441- 296-8800
jimt@maxre.bm